March 31, 1997



Commemorative Brands, Inc.
7211 Circle S Road
Austin, Texas 78745

                    Re:     Registration Statement on Form S-4
                            Registration No. 333-20759

Dear Ladies and Gentlemen:

             In connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed by Commemorative Brands, Inc. ("CBI"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters set forth in the Registration Statement under the caption "Certain Federal Income Tax Considerations". Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

             In rendering our opinion, we have reviewed copies of the Registration Statement (including the exhibits and amendments thereto) with respect to CBI's offer to exchange up to $90,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2007 for a like principal amount of its 11% Senior Subordinated Notes due 2007 outstanding on the date hereof. We have also made such other investigations of fact and law and have examined the originals, or copies identified to our satisfaction, of such other documents as in our judgment are necessary or appropriate to render the opinion expressed below.

             Based upon the foregoing, we confirm our opinion set forth in the Registration Statement under the heading "Certain Federal Income Tax Considerations".

             The opinion set forth above is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury Regulations and other applicable
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Commemorative Brands, Inc.
March 31, 1997
Page 2

authorities, all as in effect on the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change. Any such change could apply retroactively and could affect the validity of our opinion. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters set forth herein.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment thereto pursuant to Rule 462 under the Act, and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement or any such amendment. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                                     Very truly yours,


                                                     SCHULTE ROTH & ZABEL LLP